EXHIBIT 10.5

WAIVER AGREEMENT

DATE:    October 29, 2004

PARTIES:

MEDICALCV, INC.,
a Minnesota corporation	(the “Borrower”)

PKM PROPERTIES, LLC,
a Minnesota limited liability company	(the “Lender”).

RECITALS:

A.            Paul K. Miller (“Miller”) is a director and shareholder of the Borrower and is a member and manager of, and has a material financial interest in, the Lender.

B.            The Lender has previously made available to the Borrower a $943,666 discretionary credit facility under a Discretionary Credit Agreement dated January 17, 2003 as it may have been or may be amended, modified, supplemented, restated or replaced from time to time (the “January Discretionary Credit Agreement”), a $1,000,000 discretionary credit facility under a May Discretionary Credit Agreement dated July 1, 2003 as it may have been or may be amended, modified, supplemented, restated or replaced from time to time (the “May Discretionary Credit Agreement”), a $500,000 discretionary credit facility under a November 11, 2003 Discretionary Credit Agreement (the “November 2003 Credit Agreement”), and a $250,000 discretionary credit facility under an April 16, 2004 April 2004 Discretionary Credit Agreement (the “April Discretionary Credit Agreement” and together with the January Discretionary Credit Agreement and the May Discretionary Credit Agreement, the “Credit Agreements”).

C.            The Borrower is not in compliance with the Credit Agreements with respect to periods prior to the date hereof as set forth on Exhibit A hereto.

D.            The Borrower’s noncompliance constitutes a default under the Credit Agreements.  All applicable cure periods, if any, available to cure such defaults have passed, and such defaults are each separate Events of Default under the Credit Agreements (the “Existing Defaults”).

E.             The Borrower has requested the Lender to waive the Existing Defaults.

F.             Capitalized terms not otherwise defined in this Agreement shall have the meanings given such terms in the Credit Agreements.

AGREEMENTS:

IN CONSIDERATION of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Waiver.  The Lender agrees to waive the Existing Defaults, provided that this waiver shall not apply to any other Defaults or Events of Default now existing or hereafter arising by reason of the Borrower’s failure to comply with any other covenants or agreements contained in the Credit Agreements, as amended.  This Agreement is not intended to operate as, and shall not be construed as, a waiver of any Event of Default (other than the Existing Defaults) whether known to the Lender or unknown, as to which all rights and remedies of the Lender shall remain reserved.

2.             Conditions Precedent.  The effectiveness of this Agreement, including the waiver furnished herein, is subject to the Lender’s receipt, in form satisfactory to the Lender and its counsel, of all of the documents in connection with the October 2004 Credit Agreement.

3.             Release.  The Borrower hereby releases, acquits, and forever discharge the Lender and each and every past and present affiliate, member, manager, agent, employee, representative, and attorney of the Lender from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which any of them may have or claim to have now or which may hereafter arise out of or be connected with any act of commission or omission of the Lender existing or occurring prior to the date of this Agreement or any instrument executed prior to the date of this Agreement including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Loan Documents.  The provisions of this Section shall survive payment of the Obligations and shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

4.             Estoppel.  The Borrower represents and warrants that there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which the Borrower may have or claim to have against the Lender, which might arise out of or be connected with any act of commission or omission of the Lender existing or occurring on or prior to the date of this Agreement, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by any note or with respect to any other Loan Document.

5.             Representation and Warranty.  To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that after giving effect to this Agreement, there does not exist any Default or Event of Default, each as defined in the Credit Agreements.

6.             Binding Nature of Loan Documents.  The Borrower acknowledges and agrees that the terms, conditions and provisions of the Credit Agreements and of each Loan Documents executed and delivered in connection therewith are fully binding and enforceable agreements, and are not subject to any defense, counterclaim, set off or other claim of any kind or nature.  The Borrower hereby reaffirms and restates the Borrower’s duties, obligations and liability under the Credit Agreements and each Loan Document.

7.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Any executed counterpart of this Agreement delivered by facsimile or other electronic transmission to a party hereto shall constitute an original counterpart of this Agreement.

[Signatures on the Following Page]

THE PARTIES have executed this Waiver Agreement as of the day and year first above written.

MEDICALCV, INC.

By:	/s/ John H. Jungbauer
Name: John H. Jungbauer
Title: Chief Financial Officer

PKM PROPERTIES, LLC

By:	/s/ Paul K. Miller
Name: Paul K. Miller
Title: Chief Executive Officer

Exhibit A

Existing Defaults

(1)           The following payments under November 2003 Credit Agreement were not made when due:

(a)           interest payment due on 11-30-03 was paid on 12-31-03;

(b)           interest payment due on 3-31-04 was paid on 4-29-04.

(2)           The following payments under January 2003 Discretionary Credit Agreement were not made when due:

(a)           interest payment due on 6-30-03 was paid on 7-13-03;

(b)           interest payment due on 7-31-03 paid on 8-26-03.

(3)           Financial statements due Lender pursuant to various credit agreements delivered to Paul Miller in his capacity as a director of Borrower; however, Borrower has not provided monthly, quarterly or annual financial statements directly to Lender.